Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-274263, 333-259154, and 333-206551) on Form S-8 and the Registration Statement (No. 333-264137) on Form S-3 of Mesa Laboratories, Inc. of our report dated June 28, 2024, relating to the consolidated financial statements of Mesa Laboratories, Inc., appearing in this in this Annual Report on Form 10-K of Mesa Laboratories, Inc. for the year ended March 31, 2025.

/s/ RSM US LLP

Los Angeles, California

May 27, 2025